UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 20, 2005



                             AMCORE FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

                         Commission file number 0-13393

           NEVADA                                              36-3183870
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)


                  501 Seventh Street, Rockford, Illinois 61104
                         Telephone number (815) 968-2241


                                 Not Applicable
          (Former name or former address, if changed since last report)





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ITEM 1.01.  Entry into a Material Definitive Agreement.


On January 20, 2005, Non-Qualified Stock Options were granted pursuant to the AMCORE Financial, Inc. 2000 Stock Incentive Plan to certain executive officers as identified below. The terms of the Non-Qualified Stock Option Agreement provide for options to be granted at fair market value on the date of grant and vest over three years, beginning 12 months after the date of grant, with a ten-year term. The options to purchase shares of the Company's Common Stock, par value $0.22 per share, were granted at an exercise price of $29.89, representing the fair market value (average of the bid and ask price as reported on NASDAQ). The form of Non-Qualified Stock Option Agreement is attached hereto as Exhibit
10.1 and is incorporated into this Item 1.01 by reference.

The following executive officers are party to the Non-Qualified Stock Option Agreement as grantees. The stock option awards were granted as part of long-term incentive compensation to create a stronger alignment with the Company's long-term strategic plan and shareholder value.

Name                                                    Number of Shares
------------------------------------------------------------------------
Kenneth E. Edge                                               45,000
John R. Hecht                                                 15,000
Bruce W. Lammers                                              20,000
James S. Waddell                                              15,000
Joseph B. McGougan                                            12,500
Eleanor F. Doar                                               10,000
Patricia M. Bonavia                                           12,500


ITEM 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.       Description

10.1 Form of Non-Qualified Stock Option Agreement under the AMCORE Financial, Inc. 2000 Stock Incentive Plan.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: January 25, 2005                         AMCORE Financial, Inc.

                                               (Registrant)







                            /s/ John R. Hecht
                            ------------------------------------------------
                            John R. Hecht
                            Executive Vice President and Chief Financial Officer (Duly authorized officer of the registrant and principal financial officer)







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EXHIBIT INDEX

Exhibit No.       Description

10.1 Form of Non-Qualified Stock Option Agreement under the AMCORE Financial, Inc. 2000 Stock Incentive Plan.